Exhibit 5.1

                                                      Greenberg Traurig, P.A.
                                                        1221 Brickell Avenue
                                                        Miami, Florida 33131
                                                           April 23, 2002

Marvin H. Ribotsky
Vice President
901 N.E. 125th Street
Suite 120
North Miami, Florida  33161*

         Re:      Registration Statement on Form S-8 for
                  New World Brands, Inc. 2001 Stock Option Plan
                  ---------------------------------------------

Ladies and Gentlemen:

     On the date hereof, New World Brands, Inc., a Delaware corporation (the
“Company”), transmitted for filing with the Securities and Exchange
Commission (the “Commission”) a Registration Statement on Form S-8
(the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance, offering and/or sale by the Company of up to an aggregate of 5,000,000 shares (the “Shares”) of the Company’s Common Stock, reserved for issuance from time to time and upon the exercise of the stock options granted or to be granted under the Company’s 2001 Stock Option Plan (the
“Plan”). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

     In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended and Bylaws, as amended of the Company; (ii) records of corporate proceedings of the Company authorizing the Plan and related matters; (iii) the
Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the
Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Assuming that the Company maintains an adequate number of authorized but unissued shares of Stock available for issuance under the Plan, and assuming that the consideration for the Shares issued pursuant to the Plan is actually received by the Company in accordance with the Plan and the General Corporation
Law of Delaware, we are of the opinion that the shares of Common Stock issued pursuant to the Plan will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Sincerely,

                                                     /s/ GREENBERG TRAURIG, P.A.